NEWS RELEASE

EXHIBIT 99.1

NETGEAR COMPLETES ACQUISITION OF SELECT ASSETS OF THE SIERRA WIRELESS AIRCARD BUSINESS

SAN JOSE, Calif. - April 2, 2013 - NETGEAR®, Inc. (NASDAQGM: NTGR), a global networking company that delivers innovative products to consumers, businesses and service providers, today announced that it has completed the acquisition of select assets and operations of the Sierra Wireless, Inc. ("Sierra Wireless") AirCard® business. NETGEAR expects the acquisition to accelerate the mobile initiative of its service provider business unit to become a global leader in providing the latest in LTE data networking access devices.

The AirCard business brings to NETGEAR certain intellectual property, a world-class LTE engineering team, several customer contracts, inventory and fixed assets.

The AirCard business is being integrated into NETGEAR's service provider business under Michael Clegg, Senior Vice President and General Manager of NETGEAR's service provider business unit.

About NETGEAR, Inc.
NETGEAR (NASDAQGM: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. For consumers, the company makes high performance, dependable and easy to use home networking, storage and digital media products to connect people with the Internet and their content and devices. For businesses, NETGEAR provides networking, storage and security solutions without the cost and complexity of Big IT. The company also supplies top service providers with retail proven, whole home solutions for their customers. NETGEAR products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in approximately 35,000 retail locations around the globe, and through over 41,000 value-added resellers. The company's headquarters are in San Jose, Calif., with additional offices in over 25 countries. NETGEAR is an ENERGY STAR partner. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2013 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com
(408) 890-3520

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words "expect", "will" or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.'s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding expectations regarding

NEWS RELEASE

our recent acquisition of the Sierra Wireless AirCard business. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part I - Item 1A. Risk Factors," pages 10 through 29, in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission on February 26, 2013. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.